Exhibit 99.1

Erickson Air-Crane Incorporated Announces

$44 million NATO Contract to Supply Aerial Firefighting Services in Greece

Portland, Oregon — May 29, 2012, Erickson Air-Crane Incorporated (NASDAQ: EAC) (“Erickson Air-Crane” or the “Company”), a leading operator and the manufacturer of the powerful heavy-lift helicopter, the Erickson S-64 Aircrane, today announced that the NATO Maintenance and Supply Agency (“NAMSA”), which provides various logistics services for NATO nations, has, as the prime contracting party, awarded the Company a three year contract to supply aerial firefighting services in Greece for the 2012 to 2014 firefighting seasons, which may be extended for a further two years at NAMSA’s option.  Under the contract Erickson will receive payments with respect to the provision of its helicopters amounting to $8.9 million per year or $44.4 million over the life of the contract, if extended.  Erickson is entitled to receive additional amounts depending on the level of flight hours activity experienced by the helicopters during the term of the contract.

The aerial firefighting services are to be provided by three heavy-lift Aircrane helicopters already deployed in Europe. Payment terms on amounts billed under the contract are 60 days from the end of month of invoice, paid directly by NAMSA in USD.

“We are very pleased to be a supplier to NAMSA and to assist them in protecting the people, property and natural resources of Greece from the dangers of fire, something we have done in partnership with the Hellenic Fire Brigade for more than ten years,” said Udo Rieder, President and CEO of Erickson Air-Crane.

Business Outlook and Backlog

As a result of the award of this contract, the Company’s backlog increases by $44.4 million, of which $8.9 million is expected to be filled in 2012.

The Company’s reiterates its forecast for the second quarter ending June 30, 2012 and fiscal year ending December 31, 2012, which had assumed the signing of the NAMSA contract.

Conference Call

The Company will host a conference call to discuss this contract at 5:00 p.m. Eastern Time on Tuesday, May 29, 2012.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: +1 877 275 8968. International callers should dial +1 706 643 1666. The conference call ID number is 84883894.

If you are unable to participate in the call at this time, a replay will be available starting on Tuesday, May 29, 2012 at 8:01 PM Eastern Time, and will remain available through 11:59 PM Eastern Time on Tuesday, June 12, 2012.  To access the replay, dial +1 855 859 2056. International callers should dial +1 404 537 3406. The conference ID number for the replay is 84883894.

This conference call will also be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.ericksonaircrane.com/. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call by accessing the same link.

About Erickson Air-Crane Incorporated

Erickson Air-Crane specializes in the operation and manufacture of the Erickson S-64 Aircrane (the “Aircrane”), a versatile and powerful heavy-lift helicopter. The Aircrane has a lift capacity of up to 25,000 pounds and is the only commercial aircraft built specifically as a flying crane without a fuselage for internal loads. The Aircrane is also the only commercial heavy-lift helicopter with a rear load-facing cockpit, combining an unobstructed view and complete aircraft control for precision lift and load placement capabilities. Erickson Air-Crane owns and operates a fleet of 17 Aircranes, which are used to support a wide variety of government and commercial customers worldwide across a broad range of aerial services, including firefighting, timber harvesting, infrastructure construction, and crewing. Erickson Air-Crane also manufactures Aircranes and related components for sale to government and commercial customers and provides aftermarket support and maintenance, repair, and overhaul services for the Aircrane and other aircraft. Founded in 1971, Erickson Air-Crane is headquartered in Portland, Oregon with its principal manufacturing facility based in Central Point, Oregon. For more information, please visit http://www.ericksonaircrane.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You can identify forward-looking statements by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include Erickson Air-Crane’s safety record, the hazards associated with operating Aircranes, compliance with debt obligations, cancellations, reductions or delays in customer orders, ability to collect on customer receivables, weather and seasonal fluctuations that impact Aircrane activities, competition, reliance on a small number of large customers, the impact of short-term contracts, the availability and size of the Aircrane fleet, the ability to implement production rate changes, the impact of government spending, the impact of product liability and product warranties, the ability to attract and retain qualified personnel, the impact of environmental regulations, the ability to accurately forecast financial guidance, convert backlog into revenues, and appropriately plan expenses, worldwide economic conditions (including conditions in Greece and Italy), government regulation, ability to attract and retain key personnel, reliance on a small number of manufacturers, the necessity to provide components or services to owners and operators of aircraft, effectively manage growth, keep pace with changes in technology, adequately protect our intellectual property, successfully enter new markets, manage international expansion, expand and diversify its customer base, expand and market manufacturing and maintenance, repair and overhaul services, the potential unionization of employees, the fluctuation in the price of fuel, the ability to access public or private debt markets, the obligations of being a new public company, the impact of equipment failures or other events impacting the operation of our factories, and successfully manage any future acquisitions, and other risks and uncertainties more fully described under the heading “Risk Factors” in the Form S-1 Erickson Air-Crane has filed with the SEC.

Backlog represents the amount of revenue that we expect to derive from signed contracts, including oral contracts that have been subsequently memorialized in writing, or anticipated exercises of customer extension options.  We include anticipated exercises of customer extension options in our backlog when our prior operating history, including past exercises of extension options by such customers and the other circumstances specific to the particular contract, causes us to conclude that the exercise of such extension option is likely.  Our estimates of backlog for some of our contracts could be affected by variables beyond our control and may not be entirely realized, if at all.  If we fail to realize sales from our existing or future backlog, or our backlog estimates prove to be incorrect, our financial results and business operations would be harmed.

You should not place undue reliance on any forward-looking statements. Erickson Air-Crane assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable laws.

Company Contact:

Dave Finnie, Senior Director, Finance and Business Operations

Erickson Air-Crane Incorporated

Tel: (503) 505-5880

Email: dfinnie@ericksonaircrane.com

Investor Relations Contact:

Mark Collinson, Partner

CCG Investor Relations

Tel: 310-954-1343

Email: mark.collinson@ccgir.com

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